CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation of our report, dated July 14, 1999 and September 23, 1999 (as to the last paragraph of Note 7), which contains an emphasis paragraph relating to an uncertainty as to the Company's ability to continue as a going concern and is included in this Form 10-KSB, into the previously filed Registration Statements of Quantech, Ltd. on Form S-8 (No. 333-70499 and No. 333-11475), and in the related Prospectuses.




                                          /s/  McGLADREY & PULLEN, LLP

Minneapolis, Minnesota
September 28, 1999